Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139722) of Home Inns & Hotels Management Inc. of our report dated April 16, 2007 relating to the consolidated financial statements of Home Inns & Hotels Management Inc. (the “Company”) and our report dated July 12, 2006 relating to the consolidated financial statements of Home Inns Hotel Management (Beijing) Co., Ltd., which appear in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

June 21, 2007